Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	Simon Bowman, ext. 3645	November 18, 2013
Shelly Oates, ext. 3202

AmeriGas Partners Reports Fiscal 2013 Results, Issues 2014 Guidance

VALLEY FORGE, Pa., November 18 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income attributable to AmeriGas Partners for the fiscal year ended September 30, 2013 of $221.2 million, compared to net income of $11.0 million for the fiscal year ended September 30, 2012. Results for fiscal 2013 were higher due in large part to winter heating season and early spring temperatures that were closer to normal compared to temperatures that were substantially warmer than normal in fiscal 2012. The improved results also reflect the full-year operations of Heritage Propane which was acquired January 12, 2012. Net income attributable to AmeriGas Partners for fiscal 2013 includes the impact of $26.5 million in transition expenses associated with the integration of Heritage Propane. Net income attributable to AmeriGas Partners for fiscal 2012 includes the impact of a $13.3 million loss on extinguishments of debt and $46.2 million in acquisition and transition expenses associated with Heritage Propane.

Retail volumes sold for fiscal 2013 increased to 1.25 billion gallons from 1.02 billion gallons in the prior fiscal year. The Partnership’s adjusted earnings before interest expense, income taxes, and depreciation and amortization (Adjusted EBITDA) was $617.7 million for fiscal 2013 compared with $384.3 million in fiscal 2012. Adjusted EBITDA for fiscal 2013 excludes the impact of transition expenses. Adjusted EBITDA for fiscal 2012 excludes the impact of the loss on extinguishments of debt and acquisition and transition expenses.

Weather nationally during fiscal 2013 was 4.9% warmer than normal and 16.2% colder than the prior year, according to the National Oceanic and Atmospheric Administration. Propane revenues increased to $2.88 billion versus $2.68 billion a year ago reflecting the higher retail volumes sold partially offset by a decline in average retail selling prices. Total margin increased $304.6 million from the prior fiscal year primarily reflecting the incremental full-year effects of Heritage Propane, a colder fiscal 2013, and slightly higher average unit margins.

Retail volumes sold during the fourth quarter of fiscal 2013 were 205.4 million gallons, an increase of 2.2 million gallons, primarily due to increased commercial and industrial volumes.
Adjusted EBITDA for the quarter was $46.5 million compared with $34.1 million for the fourth quarter of fiscal 2012. The Partnership recorded a seasonal loss attributable to AmeriGas Partners for the

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AmeriGas Partners Reports Fiscal 2013 Results, Issues 2014 Guidance	Page 2

fourth quarter of fiscal 2013 of $54.1 million compared to a seasonal loss of $76.0 million for the prior-year period. The seasonal net loss for the current quarter includes the impact of $5.8 million in transition expenses associated with the integration of Heritage Propane. The seasonal net loss for the prior-year quarter includes the impact of $19.3 million in transition expenses related to
Heritage Propane.

Jerry E. Sheridan, chief executive officer of AmeriGas, said, “Fiscal 2013 was a transformational year for AmeriGas as we successfully completed the Heritage Propane integration and met all major milestones set when the transaction was announced. Additionally, a return to more normal weather, particularly in the second and third fiscal quarters, helped to mitigate the impact of warmer weather experienced in December 2012 and January 2013. Our strategic growth initiatives performed well with both our cylinder exchange program and national accounts program recording record years and solid growth.”

Sheridan continued, “Looking ahead to fiscal 2014, assuming normal weather patterns this winter and given our assessment of current business conditions, we expect to report EBITDA in the range of $645 million to $675 million and net income in the range of $274 million to $304 million for the fiscal year ending September 30, 2014.”

EBITDA, Adjusted EBITDA, and total margin are non-GAAP financial measures. Adjusted
EBITDA is defined herein as earnings before interest expense, income taxes, depreciation and amortization, losses on extinguishment of debt and Heritage Propane acquisition and transition expenses. Total margin represents total revenues less total cost of sales. Management believes the presentation of these measures provides useful information to investors to more effectively evaluate the year-over-year results of operations of the Partnership. These measures are not comparable to measures used by other entities and should only be considered in conjunction with net income attributable to AmeriGas Partners, L.P. A reconciliation of EBITDA and Adjusted
EBITDA to the most comparable GAAP financial measure is included on the last page of this press release.

AmeriGas is the nation’s largest retail propane marketer, serving over two million customers in all 50 states from over 2,000 locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership. An affiliate of Energy Transfer Partners, L.P. owns 24% of the Partnership and the public owns the remaining 50%.

AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2013 earnings and other current activities at 9:00 AM ET on Tuesday, November 19, 2013.
Interested parties may listen to the audio webcast both live and in replay on the Internet at
http://investors.amerigas.com/investor-relations/events-presentations or at the company website
http://www.amerigas.com under Investor Relations. A telephonic replay will be available from
12:00 PM ET on November 19 through 9:00 am on Monday, November 25. The replay may be accessed at 1-877-344-7529, passcode 10019737 and International access 1-412-317-0088, passcode 10019737.
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AmeriGas Partners Reports Fiscal 2013 Results, Issues 2014 Guidance	Page 3

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

This press release contains certain forward-looking statements which management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control.
You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-17	###	11/18/13

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Propane	$470,964	$450,055	$2,884,766	$2,677,631
Other	61,006	60,230	281,777	243,985
	531,970	510,285	3,166,543	2,921,616
Costs and expenses:
Cost of sales - propane	264,846	247,798	1,571,574	1,642,658
Cost of sales - other	25,019	24,109	88,479	77,071
Operating and administrative expenses	210,661	233,603	943,928	888,693
Depreciation	41,638	39,632	159,306	134,225
Amortization	10,740	10,996	43,565	34,898
Other income, net	(9,118)	(9,590)	(32,503)	(26,521)
	543,786	546,548	2,774,349	2,751,024
Operating (loss) income	(11,816)	(36,263)	392,194	170,592
Loss on extinguishments of debt	—	—	—	(13,349)
Interest expense	(41,213)	(39,210)	(165,432)	(142,641)
(Loss) income before income taxes	(53,029)	(75,473)	226,762	14,602
Income tax expense	(1,155)	(925)	(1,671)	(1,931)
Net (loss) income	(54,184)	(76,398)	225,091	12,671
Add net loss (deduct net income) attributable to AmeriGas Partners, L.P.	128	395	(3,869)	(1,646)
Net (loss) income attributable to AmeriGas Partners, L.P.	$(54,056)	$(76,003)	$221,222	$11,025
General partner’s interest in net (loss) income attributable to noncontrolling interests	$4,850	$3,491	$21,498	$13,119
Limited partners’ interest in net (loss) income attributable to AmeriGas Partners, L.P.	$(58,906)	$(79,494)	$199,724	$(2,094)
Income (loss) per limited partner unit (a)
Basic	$(0.63)	$(0.86)	$2.14	$(0.11)
Diluted	$(0.63)	$(0.86)	$2.14	$(0.11)
Average limited partner units outstanding:
Basic	92,842	92,805	92,832	81,433
Diluted	92,842	92,805	92,910	81,433
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	205.4	203.2	1,245.2	1,017.5
EBITDA (b)	$40,690	$14,760	$591,196	$324,720
Adjusted EBITDA (b)	$46,483	$34,055	$617,735	$384,256
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$17,495	$10,558	$51,487	$45,065
Transition capital related to Heritage integration	$4,645	$13,265	$20,375	$17,608
Growth capital expenditures	$8,182	$9,053	$39,196	$40,467

(a)
Income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

(b)
Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) should not be considered as an alternative to net income attributable to AmeriGas Partners, L.P. (as an indicator of operating performance) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States (“GAAP”). Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of EBITDA may be different from those used by other companies.

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years.
Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation's reportable segments. UGI Corporation discloses the Partnership's EBITDA in its disclosure about reportable segments as the profitability measure for its domestic propane segment. EBITDA in the three and twelve months ended September 30, 2013 includes acquisition and transition expense of $5,793, and $26,539, respectively, associated with the Heritage Propane acquisition. EBITDA in the three and twelve months ended September 30, 2012 includes acquisition and transition expense of $19,295 and $46,187, respectively, associated with the Heritage Propane acquisition. EBITDA in the twelve months ended September 30, 2012 includes a pre-tax loss of $13,349 from extinguishments of debt.
The following table includes reconciliations of net income attributable to AmeriGas Partners, L.P. to EBITDA and Adjusted EBITDA (1) for all periods presented:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2013	2012	2013	2012
Net (loss) income attributable to AmeriGas Partners, L.P.	$(54,056)	$(76,003)	$221,222	$11,025
Income tax expense	1,155	925	1,671	1,931
Interest expense	41,213	39,210	165,432	142,641
Depreciation	41,638	39,632	159,306	134,225
Amortization	10,740	10,996	43,565	34,898
EBITDA	$40,690	$14,760	$591,196	$324,720
Heritage Propane acquisition and transition expense	5,793	19,295	26,539	46,187
Loss on extinguishments of debt	—	—	—	13,349
Adjusted EBITDA (1)	$46,483	$34,055	$617,735	$384,256
The following table includes a reconciliation of forecasted net income attributable to AmeriGas Partners, L.P. to forecasted EBITDA for the fiscal year ending September 30, 2014:

Forecast Fiscal Year Ending September 30, 2014
Net income attributable to AmeriGas Partners, L.P. (estimate)	$289,000
Interest expense (estimate)	165,000
Income tax expense (estimate)	3,000
Depreciation (estimate)	160,000
Amortization (estimate)	43,000
EBITDA	$660,000

 (1) Adjusted EBITDA is a non-GAAP financial measure. Management believes the presentation of this measure provides useful information to investors to more effectively evaluate the year-over-year results of operations of the Partnership. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. This measure is not comparable to measures used by other entities and should only be considered in conjunction with net income attributable to AmeriGas Partners, L.P. for the relevant periods.

2